EXHIBIT 4.1

                                                                  EXECUTION COPY


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                         TRAVELCENTERS OF AMERICA, INC.

               10-1/4% Senior Subordinated Notes due April 1, 2007

               Guaranteed by TA Operating Corporation and National
                              Auto/Truckstops, Inc.


                        --------------------------------



                                    INDENTURE



                           Dated as of March 27, 1997




                        --------------------------------




                              FLEET NATIONAL BANK,

                                     Trustee









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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1

               DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01. Definitions..................................................    1
SECTION 1.02. Other Definitions............................................   24
SECTION 1.03. Incorporation by Reference of Trust
                Indenture Act..............................................   24
SECTION 1.04. Rules of Construction........................................   25


                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01. Form and Dating..............................................   26
SECTION 2.02. Execution and Authentication.................................   27
SECTION 2.03. Registrar and Paying Agent...................................   28
SECTION 2.04. Paying Agent to Hold Money in Trust..........................   29
SECTION 2.05. Securityholder Lists.........................................   29
SECTION 2.06. Transfer and Exchange........................................   29
SECTION 2.07. Replacement Securities.......................................   30
SECTION 2.08. Outstanding Securities.......................................   31
SECTION 2.09. Temporary Securities.........................................   31
SECTION 2.10. Cancelation..................................................   31
SECTION 2.11. CUSIP Numbers................................................   31
SECTION 2.12. Book-Entry Provisions for U.S. Global
                Security...................................................   39
SECTION 2.13 Special Transfer Provisions...................................   34
SECTION 2.14 Default Interest..............................................   39



                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01. Notices to Trustee...........................................   39
SECTION 3.02. Selection of Securities
                To Be Redeemed.............................................   39
SECTION 3.03. Notice of Redemption.........................................   40
SECTION 3.04. Effect of Notice of Redemption...............................   41
SECTION 3.05. Deposit of Redemption Price..................................   41
SECTION 3.06. Securities Redeemed in Part..................................   41
SECTION 3.07. Optional Redemption..........................................   41








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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01. Payment of Securities........................................   42
SECTION 4.02. SEC Reports..................................................   42
SECTION 4.03. Limitation on Indebtedness...................................   43
SECTION 4.04. Limitation on Restricted Payments............................   46
SECTION 4.05. Limitation on Restrictions on
                Distributions from Subsidiaries............................   49
SECTION 4.06. Limitation on Sales of Assets and
                Subsidiary Stock...........................................   50
SECTION 4.07. Limitation on Transactions with
                Affiliates.................................................   54
SECTION 4.08. Change of Control............................................   55
SECTION 4.09. Compliance Certificate.......................................   57
SECTION 4.10. Further Instruments and Acts.................................   57
SECTION 4.11. Future Subsidiary Guarantors.................................   57
SECTION 4.12. Limitation on Lines of Business..............................   57
SECTION 4.13. Limitation on Sale/Leaseback
                Transaction................................................   58



                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer
                Assets.....................................................   58



                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default............................................   59
SECTION 6.02. Acceleration.................................................   61
SECTION 6.03. Other Remedies...............................................   62
SECTION 6.04. Waiver of Past Defaults......................................   62
SECTION 6.05. Control by Majority..........................................   62
SECTION 6.06. Limitation on Suits..........................................   63
SECTION 6.07. Rights of Holders to
                Receive Payment............................................   63
SECTION 6.08. Collection Suit by Trustee...................................   63
SECTION 6.09. Trustee May File Proofs of Claim.............................   63
SECTION 6.10. Priorities...................................................   64
SECTION 6.11. Undertaking for Costs........................................   64
SECTION 6.12. Waiver of Stay or Extension Laws.............................   65






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                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01. Duties of Trustee............................................   65
SECTION 7.02. Rights of Trustee............................................   66
SECTION 7.03. Individual Rights of Trustee.................................   67
SECTION 7.04. Trustee's Disclaimer.........................................   67
SECTION 7.05. Notice of Defaults...........................................   67
SECTION 7.06. Reports by Trustee to Holders................................   68
SECTION 7.07. Compensation and Indemnity...................................   68
SECTION 7.08. Replacement of Trustee.......................................   69
SECTION 7.09. Successor Trustee by Merger..................................   70
SECTION 7.10. Eligibility; Disqualification................................   70
SECTION 7.11. Preferential Collection of Claims
                Against Company............................................   70




                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities;
                Defeasance.................................................   71
SECTION 8.02. Conditions to Defeasance.....................................   72
SECTION 8.03. Application of Trust Money...................................   73
SECTION 8.04. Repayment to Company.........................................   73
SECTION 8.05. Indemnity for Government
                Obligations................................................   73
SECTION 8.06. Reinstatement................................................   74



                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01. Without Consent of Holders...................................   74
SECTION 9.02. With Consent of Holders......................................   75
SECTION 9.03. Compliance with Trust Indenture Act..........................   76
SECTION 9.04. Revocation and Effect of Consents and
                Waivers....................................................   76
SECTION 9.05. Notation on or Exchange
                of Securities..............................................   77
SECTION 9.06. Trustee to Sign Amendments...................................   77
SECTION 9.07. Payment for Consent..........................................   77






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                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01. Agreement To Subordinate....................................   78
SECTION 10.02. Liquidation, Dissolution, Bankruptcy........................   78
SECTION 10.03. Default on Senior Indebtedness..............................   78
SECTION 10.04. Acceleration of Payment of Securities.......................   79
SECTION 10.05. When Distribution Must Be Paid Over.........................   80
SECTION 10.06. Subrogation.................................................   80
SECTION 10.07. Relative Rights.............................................   80
SECTION 10.08. Subordination May Not Be Impaired by
                 Company...................................................   80
SECTION 10.09. Rights of Trustee and Paying Agent..........................   80
SECTION 10.10. Distribution or Notice to
                 Representative............................................   81
SECTION 10.11. Article 10 Not To Prevent Events
                 of Default or Limit
                 Right To Accelerate.......................................   81
SECTION 10.12. Trust Moneys Not Subordinated...............................   81
SECTION 10.13. Trustee Entitled To Rely....................................   82
SECTION 10.14. Trustee to Effectuate Subordination.........................   82
SECTION 10.15. Trustee Not Fiduciary for Holders of
                 Senior Indebtedness.......................................   82
SECTION 10.16. Reliance by Holders of Senior
                 Indebtedness on Subordination
                 Provisions................................................   83
SECTION 10.17. Trustee's Compensation Not Prejudiced.......................   83



                                   ARTICLE 11

                              SUBSIDIARY GUARANTEES

SECTION 11.01. Subsidiary Guarantees.......................................   83
SECTION 11.02. Limitation on Liability.....................................   85
SECTION 11.03. Successors and Assigns......................................   86
SECTION 11.04. No Waiver...................................................   86
SECTION 11.05. Modification................................................   86
SECTION 11.06. Execution of Supplemental Indenture for
                 Future Guarantor Subsidiaries.............................   87



                                   ARTICLE 12

                   SUBORDINATION OF THE SUBSIDIARY GUARANTEES

SECTION 12.01. Agreement to Subordinate....................................   87
SECTION 12.02. Liquidation, Dissolution, Bankruptcy........................   87
SECTION 12.03. Default on Senior Indebtedness of a
                 Guarantor Subsidiary......................................   88
SECTION 12.04. Demand for Payment..........................................   89





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SECTION 12.05. When Distribution Must Be Paid Over.........................   89
SECTION 12.06. Subrogation.................................................   90
SECTION 12.07. Relative Rights.............................................   90
SECTION 12.08. Subordination May Not Be Impaired by a
                 Guarantor Subsidiary......................................   90
SECTION 12.09. Rights of Trustee and Paying Agent..........................   90
SECTION 12.10. Distribution or Notice to
                 Representative ...........................................   91
SECTION 12.11. Article 13 Not to Prevent Events of
                 Default or Limit Right to Accelerate......................   91
SECTION 12.12. Trustee Entitle to Rely.....................................   91
SECTION 12.13. Trustee to Effectuate Subordination.........................   92
SECTION 12.14. Trustee Not Fiduciary for Holders of
                 Senior Indebtedness of a Guarantor
                 Subsidiary................................................   92
SECTION 12.15. Reliance by Holders of Senior
                 Indebtedness of a Guarantor Subsidiary
                 on Subordination Provisions...............................   92



                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls................................   93
SECTION 13.02. Notices.....................................................   93
SECTION 13.03. Communication by Holders with Other
                 Holders...................................................   94
SECTION 13.04. Certificate of Opinion as to Conditions
                 Precedent.................................................   94
SECTION 13.05. Statements Required in Certificate or
                 Opinion...................................................   94
SECTION 13.06. When Securities Disregarded.................................   94
SECTION 13.07. Rules by Trustee, Paying Agent and
                 Registrar.................................................   95
SECTION 13.08. Legal Holidays..............................................   95
SECTION 13.09. Governing Law...............................................   95
SECTION 13.10. No Recourse Against Others..................................   95
SECTION 13.11. Successors..................................................   95
SECTION 13.12. Multiple Originals..........................................   95
SECTION 13.13. Table of Contents; Headings.................................   96



Exhibit A -       Form of Initial Security
Exhibit B -       Form of Exchange Security
Exhibit C -       Form of Transferee Letter of Representation
Exhibit D -       Form of Supplemental Indenture
Exhibit E -       Form of Certificate to be Delivered Upon
                  Termination of Restricted Period
Exhibit F -       Form of Certificate to be Delivered in
                  Connection with Transfers to Non-QIB
                  Institutional Accredited Investors






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Exhibit G -       Form of Certificate to be Delivered in
                  Connection with Transfers Pursuant to
                  Regulation S






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                              CROSS-REFERENCE TABLE


  TIA                                                 Indenture
SECTION                                                SECTION

310(a)(1) .....................................................     7.10
   (a)(2) .....................................................     7.10
   (a)(3)......................................................     N.A
   (a)(4)......................................................     N.A
   (b).........................................................     7.08; 7.10
   (c).........................................................     N.A
311(a).........................................................     7.11
   (b).........................................................     7.11
   (c).........................................................     N.A
312(a).........................................................     2.05
   (b).........................................................     13.03
   (c).........................................................     13.03
313(a).........................................................     7.06
   (b)(1)......................................................     N.A
   (b)(2)......................................................     7.06
   (c).........................................................     13.02
   (d).........................................................     7.06
314(a).........................................................     4.02; 4.12;
                                                                    13.02
   (b).........................................................     N.A
   (c)(1)......................................................     13.04
   (c)(2)......................................................     13.04
   (c)(3)......................................................     N.A
   (d).........................................................     N.A
   (e).........................................................     13.05
   (f).........................................................     4.12
315(a).........................................................     7.01
   (b).........................................................     7.05; 13.02
   (c).........................................................     7.01
   (d).........................................................     7.01
   (e).........................................................     6.11
316(a)(last
sentence)......................................................     13.06
   (a)(1)(A)...................................................     6.05
   (a)(1)(B)...................................................     6.04
   (a)(2)......................................................     N.A
   (b).........................................................     6.07
317(a)(1)......................................................     6.08
   (a)(2)......................................................     6.09
   (b).........................................................     2.04
318(a).........................................................     13.01


                           N.A. means Not Applicable.

---------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.






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                                                                               1











                        INDENTURE dated as of March 27, 1997, among
                  TRAVELCENTERS OF AMERICA, INC., a Delaware corporation (the "Company"), TA OPERATING CORPORATION, a Delaware corporation, and NATIONAL AUTO/TRUCKSTOPS, INC., a Delaware corporation, and FLEET NATIONAL BANK, a national banking association (the "Trustee").


            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10-1/4% Senior Subordinated Notes due April 1, 2007 (the "Initial Securities"), and, if and when issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 10- 1/4% Senior Subordinated Series A Notes due April 1, 2007 (the "Exchange Securities", and together with the Initial Securities, the "Securities").


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


            SECTION 1.01.  DEFINITIONS.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses (ii) or (iii) above, is or following such acquisition will be, in the good faith judgment of the Company's management, primarily engaged in a Related Business.

            "Additional Interest" means liquidated damages under the Exchange and Registration Rights Agreement in respect of the Initial Securities.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this






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                                                                               2


definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Security.

            "Asset Disposition" means any sale, lease, trans fer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) in one transaction or in a series of related transactions other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) dispositions with a fair market value of less than $500,000 in the aggregate in any fiscal year, (iv) for purposes of Section 4.06 only, a disposition subject to Section
4.04 and (v) the disposition of all or substantially all the assets of the Company permitted under Section 5.01.

            "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Company's management in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; PROVIDED, HOWEVER, that any amendment to or waiver of any closing condition that individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).







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            "Average Life" means, as of the date of determina tion, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multi plied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Bank Documents and any Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism), in whole or in part, Indebtedness under such Senior Bank Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in a place of payment or receipt are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the Lessee without payment of a penalty.







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                                                                               4


            "Change of Control" means the occurrence of any of the following events:

            (i) prior to the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (ii) any "person" (as such term is used in Sec tions 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (including any successor by merger, consolidation or the sale of all or substantially all assets); or

          (iii) during any period of two consecutive years, individuals who at the beginning of such period consti tuted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for elec tion was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Chase" means the Chase Manhattan Bank, a New York banking corporation.
            "Code" means the Internal Revenue Code of 1986, as amended.









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                                                                               5


            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are then available but ending at least 60 days prior to the date of such determination to
(ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of an operating unit of a business (it being understood that a TravelCenter






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                                                                               6


constitutes such an operating unit), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of Consolidated Net Income relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating or adjustable rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt, (ii) amortization of debt discount, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) the interest portion of any deferred payment obligation, (ix) interest actually paid on any Indebtedness of any other Person and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness






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                                                                               7


Incurred by such plan or trust but in no event shall Consolidated Interest Expense include the amortization of fees Incurred on or prior to the Issue Date in respect of the Credit Agreement, the Senior Notes or the Securities.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

            (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
      (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any

      Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) any extraordinary gain or loss; and

            (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the credit agreement dated as of March 21, 1997, as amended, waived or otherwise modified from time to time, among the Company, Chase, as administrative agent, and the several lenders party thereto.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.



            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the Global Security Legend thereof.

            "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

            "Designated Consideration" means a purchase money note or other noncash consideration received in connection with the sale by the Company of a TravelCenter (including any related personal or real property) or any portion thereof; PROVIDED that the aggregate amount of Designated Consideration that the Company or any Restricted Subsidiary may receive from Asset Dispositions shall not exceed $10,000,000 in fair market value as determined in good faith by the Board of Directors plus the amount of cash received pursuant to the terms or from the disposition of Designated Consideration.

            "Designated Senior Indebtedness" means (i) the Bank Indebtedness,
(ii) the Senior Note Indebtedness and (iii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

            "Domestic Subsidiary" means any Restricted Sub sidiary of the Company other than a Foreign Subsidiary.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense; (ii) Consolidated Interest Expense; (iii) any payments made in respect of Attributable Debt in excess of the amount of such payments included in Consolidated Interest Expense; (iv) Transition Expenses not in excess of $7,000,000 in any year and $11,000,000 in the aggregate; (v) depreciation expense; (vi) amortization expense; and (vii) any other noncash charge, in each case for such period, but excluding any other noncash charge to the extent it represents an accrual or reserve for a cash charge for any future period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date between the Company and the Initial Purchaser.

            "Foreign Subsidiary" means any Restricted Sub sidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.


            "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the Global Security Legend thereof.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "IAI" shall have the meaning set forth in
Section 2.01.

            "IAI Initial Investor" means any Person that (i) acquires an interest in the Securities directly from the initial Purchaser in connection with the initial distribution of the Securities and (ii) is an IAI and not a QIB.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. With respect to Indebtedness to be borrowed under a binding commitment previously entered into that provides for the Company to Incur Indebtedness on a revolving basis, the Company shall be deemed to have Incurred the greater of (a) the Indebtedness actually Incurred or
(b) all or a portion of the amount of such commitment, if the Company shall have so designated such amount of Indebtedness to be Incurred in an Officers' Certificate delivered to the Trustee. If such an Officers' Certificate is so delivered and the amount specified therein is then permitted to be Incurred under Section 4.03 hereof, any subsequent Incurrence of Indebtedness pursuant to such commitment, as in existence on the date of such Officers'

Certificate, shall be permitted under Section 4.03 hereof. A change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all
      Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing by the Company to any governmental entity or obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or a portion of such business, assets or Restricted Subsidiary.

            "Initial Purchaser" means Chase Securities Inc.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Initial
Securities are originally issued.

            "Lessee Operator" means a Person who operates a TravelCenter pursuant to a lease agreement and a franchise agreement, in each case with the Company or a Restricted Subsidiary, with respect to such TravelCenter.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "National" means National Auto/Truckstops, Inc., a
Delaware corporation.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (other than amounts constituting interest thereon), but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (including without limitation amounts reserved for the cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser in respect of such Asset Disposition).

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the

President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means: (i) U.S. Trust; (ii) Clipper Capital Associates, L.P., UBS Capital Corporation, First Plaza Group Trust, Olympus Private Placement Fund, L.P., The Travelers Indemnity Company, Barclays U.S.A., Inc., Credit Suisse Group, Phoenix Insurance Company and their respective Affiliates; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees of the Company or such Restricted Subsidiary and not exceeding $1,000,000 in the aggregate outstanding at any time; (vii) stock, obligations or securities received in settlement of debts (including payment obligations of customers) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) loans to employees for the purchase of Capital Stock or the payment of the exercise price of options to purchase Capital Stock of the Company or loans to satisfy Federal or state income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's employee stock plans, in an aggregate amount with respect to all loans described in this clause (viii) not to exceed $2,000,000 outstanding at any one time; (ix) a Person to the extent such Investment represents the noncash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (xi) payments to customers in consideration for such customers' agreements with the Company to purchase goods and inventory made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries; and (xii) performance bonds or similar Investments in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental regulations.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Private Placement Legend" means the legend set forth under such caption in the form of Initial Security in Exhibit A hereto.

            "Productive Assets" means assets of a kind used or usuable by the Company and its Restricted Subsidiaries in the Company's business or any Related Business.


            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act (or the equivalent if the current registration system of the Securities Act is changed).

            "Purchase Agreement" means the agreement dated March 24, 1997, providing for the purchase by the Initial Purchaser of the Securities.

            "Purchase Date" shall have the meaning set forth in Section 4.06(c).

            "QIB" shall have the meaning set forth in Section
2.01(b).

            "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

            "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Securities to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Securities, (iii) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced or extended,
(iv) such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refunded, refinanced or extended,
(b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is Incurred by the same Person (or its successor) that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary of the Company.


            "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Related Business" means any business in which the Company engages on the Issue Date and any business related, ancillary or complementary (in the good faith judgment of the Board of Directors) to any of the businesses of the Company or any of its Restricted Subsidiaries on the Issue Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness. In the case of the Bank Indebtedness and Senior Note Indebtedness, the term "Representative" includes any Person designated to act in such capacity pursuant to the procedures set forth in the intercreditor agreement dated as of the Issue Date, among the Company, Chase, as collateral agent, the lenders party to the Credit Agreement and the holders of Senior Note Indebtedness. In the case of other Senior Indebtedness that does not by its terms designate a representative, the term "Representative" means any Person designated to act in such capacity by the holders of a majority in principal amount of such Indebtedness.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property, whether owned as of the Issue Date or thereafter acquired, whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange
Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

            "Senior Bank Documents" means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the Guarantee thereof, and the Security

Agreement, the Mortgages and the Pledge Agreement (each as defined in the Credit Agreement).

            "Senior Credit Documents" means the collective reference to the Senior Bank Documents and the Senior Note
Documents.

            "Senior Indebtedness" means the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness, the Senior Note Indebtedness and all other Indebtedness of the Company, whether outstanding on the Issue Date or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (v) any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to provisions of Section 548 of Title 11 of the United State Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.


            "Senior Note Agreement" means each of the Senior Secured Note Exchange Agreements, dated as of the Issue Date, as amended, waived or otherwise modified from time to time, between the Company and the several purchasers party thereto.

            "Senior Note Documents" means the collective reference to the Senior Note Agreement, the Senior Notes issued pursuant thereto and the Guarantees thereof, and the Security Agreement, the Mortgages and the Pledge Agreement (each as defined in the Senior Note Agreement).

            "Senior Note Indebtedness" means any and all amounts payable under and in respect of the Senior Note Documents and any Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Note Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

            "Senior Notes" means the fixed rate and floating rate Senior Secured Notes of the Company due 2002 and 2005, respectively, issued pursuant to the Senior Note Agreement in exchange for certain other Indebtedness of Subsidiaries.

            "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

            "Subsidiaries" means subsidiaries of the Company, whether now existing or hereafter organized or acquired.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means the Guarantee of the Securities by TA and National and any Guarantee of the Securities that may from time to time be executed and delivered by a Subsidiary pursuant to the terms of this Indenture. Each such future Subsidiary Guarantee will be in the form of a supplemental indenture substantially in the form of Exhibit D hereto.

            "Subsidiary Guarantors" means TA Operating Corporation, a Delaware corporation, and National Auto/Truckstops, Inc., a Delaware corporation, and each Subsidiary acquired or organized after the Issue Date that becomes a Subsidiary Guarantor in accordance with the terms of this Indenture.

            "TA" means TA Operating Corporation, a Delaware corporation.

             "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or in the shares of a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested only in such obligations, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under






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                                                                              22


the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of 365 days or fewer from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939
(15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transition Expenses" means to the extent deducted in determining Consolidated Net Income, transition costs in connection with effecting the Company's conversion of owned or franchised TravelCenters from the National network to the TA network, disposition of TravelCenters or termination of lease or franchise agreements and consolidation of the management and operation of its Subsidiaries' two TravelCenter networks into a single network, including but not limited to any severance or relocation expenses related thereto.

            "TravelCenter" means a facility owned, operated or franchised by the Company or a Restricted Subsidiary that provides fuel and nonfuel products, services and amenities primarily to the trucking industry.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to March 27, 2002; PROVIDED, HOWEVER, that if the period from the Redemption Date to March 27, 2002, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to March 27, 2002, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any officer in the corporate trust administration department of the Trustee or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obliga tions (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of






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                                                                              24


America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Trust" means United States Trust Company of New York, as trustee under the voting trust agreement dated as of April 14, 1993, as amended as of March 6, 1997, among the Company, the United States Trust Company of New York and certain beneficial holders of common stock of the Company, and as the same may be further amended without allowing any beneficial owners thereunder other than current or future Lessee Operators, franchisees of the Company or their permitted transferees (as defined in such voting trust agreement).

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02.  OTHER DEFINITIONS.

                                                            Defined in
                                  TERM                        SECTION

                "Agent Member" ..........................       2.12
                "Affiliate Transaction" .................       4.07
                "Bankruptcy Law" ........................       6.01
                "Blockage Notice" .......................      10.03
                "covenant defeasance option".............       8.01(b)
                "Custodian" .............................       6.01
                "Event of Default" ......................       6.01
                "legal defeasance option" ...............       8.01(b)
                "Legal Holiday" .........................      11.08
                "Offer" .................................       4.06
                "Offer Amount" ..........................       4.06
                "Offer Period" ..........................       4.06
                "Pay the Securities" ....................      10.03
                "Paying Agent" ..........................       2.03
                "Payment Blockage Period" ...............      10.03
                "Purchase Date" .........................       4.06
                "Registrar" .............................       2.03
                "Restricted Payment" ....................       4.04
                "Successor Company" .....................       5.01


            SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST
INDENTURE ACT.  This Indenture is subject to the mandatory






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                                                                              25


provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04.  RULES OF CONSTRUCTION.  Unless the
context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limita tion;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such






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                                                                              26


      Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                    ARTICLE 2

                                 THE SECURITIES

            SECTION 2.01. FORM AND DATING. (a) The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibits A and B are part of the terms of this Indenture.

            (b) Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement. Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) ("QIBs") and institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs"), in each case in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued on the Issue Date initially in the form of two permanent global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A (each a "U.S. Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Security(which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Securities sold to QIBs (the "QIB Global Note"), and the other will represent Initial Securities sold to IAIs (the "IAI Global Note"). The aggregate principal amount of each U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Securities from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the






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                                                                              27


respective amounts of the appropriate U.S. Global Securities, as more fully provided in Section 2.13.

            (c) Initial Securities offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities will be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Securities Exchange Date and, at any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit E, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities") in exchange for the Temporary Offshore Physical Securities of like tenor and amount.

            (d) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibits A (the "U.S. Physical Securities").

            (e) The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

            SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Secu rities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid neverthe less.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of $125,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and if such order is being delivered other than on the Issue Date, whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for its services hereunder.

            SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur ities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Regis trar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

            SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date, as of the relevant record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co registrar shall be affected by notice to the contrary.

            Any Holder of a U.S. Global Security shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security(or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstand ing because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Sec tion 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, if any, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. TEMPORARY SECURITIES. Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancelation and the Trustee deliver such canceled Securities to the Company upon the Company's written request. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then






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                                                                              31


generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

            SECTION 2.12.  BOOK-ENTRY PROVISIONS FOR U.S.
GLOBAL SECURITY.

            (a) Each U.S. Global Security initially shall (i) be registered in the name of the Depositary for such U.S. Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of a U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.13. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in a U.S. Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such U.S. Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such U.S. Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

            (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (d) In connection with the transfer of an entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Security shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

            (e) Any U.S. Physical Security delivered in exchange for an interest in a U.S. Global Security pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.13, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Exhibit A.

            (f) The registered holder of a U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.13.  SPECIAL TRANSFER PROVISIONS.

            Unless and until an Initial Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

            (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. Any interest in a Security acquired by an IAI Initial Investor in the initial distribution of Securities by the Initial Purchaser may only be transferred as provided in clause (A) of the Private Placement Legend. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any IAI which is not a QIB (excluding Non-U.S. Persons) that is consistent with the Private Placement Legend:

            (i) The Registrar shall register the transfer of any Initial Security if (x) the requested transfer is at least two years after the original issue date of the Initial Security or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit C.

           (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities or an interest in the QIB Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred or (y) the amount of the beneficial interest in the QIB Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Security).

            (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (iv) If the Initial Security to be transferred consists of U.S. Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (v) Notwithstanding any provision herein to the contrary, transfers by an IAI Initial Investor that is not a QIB cannot be made to an IAI that is not a QIB.

            (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S.
Persons):

            (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities, Permanent Offshore Physical Securities or an interest in the IAI Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to (x) the principal amount of the U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred or (y) the amount of the beneficial interest in the IAI Global Security to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the IAI Global
      Security).

            (iii) If the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (iv) If the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities and the proposed transferee is entitled to receive a U.S. Physical Security as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (c) TRANSFERS BY NON-U.S. PERSONS PRIOR TO MAY 5, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person prior to May 5, 1997:

            (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit G hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and

      (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Securities so transferred.

            (d)   TRANSFERS BY NON-U.S. PERSONS ON OR AFTER
MAY 5, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S.
Person on or after May 5, 1997:

            (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause
      (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Security to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or of the Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (e)   TRANSFERS TO NON-U.S. PERSONS AT ANY TIME.
The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

            (i) Prior to May 5, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit G from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Securities.

            (ii) On and after May 5, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Note, (x) if the Initial Security to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in a U.S. Global Security, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the paragraph of Section 2.01 (relating to Permanent Offshore Physical Securities) or paragraph (a)(i)(x), (d)(i) or (e)(ii) of this Section 2.13 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private

Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section 2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.14. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                                    ARTICLE 3

                                   REDEMPTION

            SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.


            The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the condi tions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Secur ities that have denominations larger than $1,000. Secur ities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemp tion of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

            (8) the CUSIP number, if any, printed on the Securities being redeemed; and

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; PROVIDED that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Secur ity surrendered.

            SECTION 3.07. OPTIONAL REDEMPTION. (a) Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to April 1, 2002. On and after that date, the Company may redeem the Securities in whole or in part at any time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

            if redeemed during the 12-month period beginning on or after April 1 of the years set forth below:


                                                                    Redemption
PERIOD                                                                PRICE

2002.............................................................    105.125%
2003.............................................................    103.417%

2004.............................................................     101.708%
2005 and thereafter..............................................     100.000%


            (b) Notwithstanding the foregoing, at any time prior to April 1, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 110.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            (c) At any time on or prior to April 1, 2002 the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).


                                    ARTICLE 4

                                    COVENANTS

            SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue princi pal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC REPORTS. Notwithstanding that the Company may not be required to be subject to the






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                                                                              42


reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (if then permitted to do so) and provide (whether or not so filed with the SEC) the Trustee and Securityholders and prospective Securityholders (upon request) within 15 days after it files (or would be obligated to file, if subject to Section 13 or 15(d) of the Exchange Act) them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Section 13 or 15(d) of the Exchange Act. In addition, following a Public Equity Offering, the Company shall furnish to the Trustee and the Securityholders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

            SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1.00 if such Indebtedness is Incurred on or prior to March 31, 2000, and 2.25:1.00 if such Indebtedness is Incurred thereafter.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following
Indebtedness:

            (i) Bank Indebtedness and Senior Note Indebtedness collectively not in excess of $225,000,000 less the aggregate amount of all payments of principal applied to permanently reduce any such Indebtedness actually made since the Issue Date (excluding any payments to the extent refinanced at the time of payment under replacement Bank Indebtedness or Senior Note Indebtedness);

            (ii) Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iii) Indebtedness represented by the Securities, the Subsidiary Guarantees, any Indebtedness (other than the Indebtedness described in clause (i) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i), this clause (iii) or
      Section 4.03(a);

            (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

            (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness of the Company or any Restricted Subsidiary (except Indebtedness permitted under this Indenture) and (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business and not for the purposes of speculation; PROVIDED, HOWEVER, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

            (vi) Indebtedness (which may constitute Bank Indebtedness or Senior
      Note Indebtedness) of the Company or any Restricted Subsidiary (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this clause (b)) in an aggregate principal amount on the date of Incurrence which, when added to the principal amount of all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding, will not exceed $20,000,000.






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                                                                              44


            (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to clause (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company. In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness of the Company unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Subsidiary Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor may not Incur any Secured Indebtedness which is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

            (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis in accordance with their respective ownership of the class of Capital Stock affected thereby), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the pur chase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Pay ment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one account ing period) from the Issue Date to the end of the most recent fiscal quarter for which financial statements are then available but ending not more than 60 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contribution subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) of any Indebtedness issued subsequent to the Issue Date of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other assets of the Company or any Subsidiary distributed to holders of such Indebtedness by the Company or any Restricted Subsidiary upon such conversion or exchange);

                  (D) the amount equal to the net reduction in Investments in
            Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                  (E) to the extent that any Investment (other than a Permitted
            Investment or Investment referred to in clause (D)) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (y) the amount of such Investment that was






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                                                                              47


            included in calculating the amount of Restricted
            Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substan tially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock (unless otherwise permitted to be Incurred under this Indenture) and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds applied to make such purchase or redemption from such sale shall be excluded from clause (3)(B) of Sec tion 4.04(a);

            (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the pro ceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the cal culation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) the repurchase of shares of, or options to purchase shares of, or the payment of the stock appreciation on any options to purchase, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements), plans (or amendments thereto) or other arrangements approved by the Board of Directors or the






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                                                                              48


      board of directors of the applicable Subsidiary, as the case may be; PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $2,000,000 in any calendar year and $5,000,000 in the aggregate (which amount shall be increased by the amount of any cash proceeds to the Company from sales of its Capital Stock to employees, former employees, directors or former directors subsequent to the Issue Date); PROVIDED FURTHER, HOWEVER, that such repurchases shall be included in the calculation of the amount of Restricted Payments; and

            (vi) the repurchase of shares of Capital Stock of the Company in an aggregate amount not in excess of $15,000,000 from Lessee Operators or their Affiliates in connection with the termination of one or more lease agreements and one or more franchise agreements in respect of one or more TravelCenters operated directly or indirectly by such Lessee Operator or its Affiliates.

            SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement and the Senior Note Agreement;

            (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (C) any encumbrance or restriction assumed pursuant to an agreement constituting Bank Indebtedness, Senior Note Indebtedness or Refinancing Indebtedness Incurred in compliance with this






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                                                                              49


      Indenture; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in such Senior Bank Documents, Senior Note Documents or any other agreement providing for Refinancing Indebtedness are no less favorable to the Securityholders than encumbrances and restrictions contained in the agreements relating to the Indebtedness being replaced;

            (D) any encumbrance or restriction assumed pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

            (E) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property asset, (2) contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such encumbrance or restrictions restrict the transfer or the property subject to such security agreements or mortgages or (3) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

            (F) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; and

            (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            SECTION 4.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of






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                                                                              50


Directors (including as to the value of all noncash consideration) of the shares and assets disposed of by the Company or such Restricted Subsidiary pursuant to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Designated Consideration and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company elects or is required to prepay, repay or purchase Senior Indebtedness (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) by the later of (x) December 31, 1999, or (y) 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b), and (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to fund (to the extent consistent with any other applicable provision of this Indenture) any corporate purpose; PROVIDED, HOWEVER that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $2,000,000.

            For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed






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                                                                              51


Indebtedness in accordance with clause (A) above) and (y) securities or instruments received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to consummate any Asset Swap if (i) at the time of entering into such Asset Swap or immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof, (ii) in the event such Asset Swap involves an aggregate amount in excess of $2,000,000, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors and (iii) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

            The proceeeds of any sale of Capital Stock of a Restricted Subsidiary shall be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of this covenant.

            (b) In the event of an Asset Disposition that requires an Offer pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(D). The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $10,000,000 (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have such Holder's

Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Sec tion. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrender ing Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5,000,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, if such Affiliate Transaction involves an amount in excess of $10,000,000 (other than fees to investment banking firms constituting customary underwriting discounts for offerings of securities or customary advisory fees for merger and acquisition or recapitalization transactions), a fairness opinion must be provided by a nationally recognized appraisal or investment banking firm.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock appreciation rights and stock ownership plans approved by the Board of Directors, (iii) loans or advances for the purposes set forth under clauses (vi) and (viii) of the definition of Permitted Investments, (iv) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (v) any employment, noncompetition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business or (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            SECTION 4.08. CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section 3.07 hereof.

            In the event that at the time of such Change of Control the terms of the Bank Indebtedness or the Senior Note Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or Senior Note Indebtedness,






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                                                                              54


as the case may be, or offer to repay in full all Bank Indebtedness or Senior
Note Indebtedness, as the case may be, and repay the Bank Indebtedness of each lender or Senior Note Indebtedness of each holder, as the case may be, who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness or the Senior Note Indebtedness, as the case may be, to permit the repurchase of the Securities as provided for in Section 4.08(b) below.

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

            (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

            (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (iv) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities pur chased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. FUTURE SUBSIDIARY GUARANTORS. The Company shall cause each Restricted Subsidiary that is not a Foreign Subsidiary and that Incurs Indebtedness to execute and deliver to the Trustee a Subsidiary Guarantee in the form of a supplemental indenture in the form of Exhibit D hereto, pursuant to which such Subsidiary shall Guarantee payment of the Securities as provided in
Section 11.06, PROVIDED, HOWEVER, that such Subsidiary shall not be required to execute and deliver a supplemental indenture pursuant to this Section in the event that such Subsidiary is a party hereto at the time of such Incurrence of Indebtedness. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 4.12. LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business; PROVIDED, HOWEVER, that the foregoing limitation shall not prohibit the acquisition of Additional Assets otherwise permitted hereunder.

            SECTION 4.13. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.03, (b) the net cash proceeds received by the Company or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (c) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06.



                                    ARTICLE 5

                                SUCCESSOR COMPANY

            SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substan tially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, limited liability company or business trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transac tion), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and






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                                                                              57


            (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.

            Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of inter est on any Security when the same becomes due and payable, whether or not such payment shall be prohib ited by Article 10, and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 or 4.13 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

            (5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Significant
      Subsidiary is not paid within any applicable grace






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                                                                              58


      period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custo dian of it or for any substantial part of its property;

                  (D) makes a general assignment for the bene fit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not promtly stayed or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or







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            (10) any Subsidiary Guarantee shall cease to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor or person acting by or on behalf of such Guarantor shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days (in each case other than by reason of release of such Subsidiary Guarantee in accordance with this Indenture).

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) of this Section 6.01 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (iv) and
(v) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in
Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the






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                                                                              60


Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceed ing for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any Securityholder or would involve the Trustee in per sonal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemni fication satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.







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                                                                              61


            SECTION 6.06.  LIMITATION ON SUITS.  A Security
holder may not pursue any remedy with respect to this Inden ture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Inden ture, the right of any Holder to receive payment of princi pal of and Additional Interest and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any






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                                                                              62


election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness to the extent required by
      Article 10;

            THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any Additional Interest without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any Additional Interest and interest, respectively; and

            FOURTH:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.







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                                                                              63


            SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

            SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require ments of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer






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                                                                              64


      unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. RIGHTS OF TRUSTEE. Subject to Section 7.01: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.






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                                                                              65


            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney.

            SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.






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                                                                              66


            SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reim burse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; PROVIDED that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder except to the extent that the Company or such Subsidiary Guarantor shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; PROVIDED that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.







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                                                                              67


            To secure the Company's and each Subsidiary Guarantor's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Additonal Interest on particular Securities.

            The Company's and each Subsidiary Guarantor's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.







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                                                                              68


            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust busi ness or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

            SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 5.01(iii) and 5.01(iv) and the
operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) and 6.01(9) or because of the failure of the Company to comply with (iii) and (iv) of Section 5.01.







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                                                                              70


            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02.  CONDITIONS TO DEFEASANCE.  The
Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a cer tificate from a nationally recognized firm of indepen dent accountants expressing their opinion that the pay ments of principal and interest when due and without reinvestment on the deposited U.S. Government Obliga tions plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the






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      applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for federal income tax purposes as a result of such cove nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (8) the Company delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
      Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

            SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or






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assessed against deposited U.S. Government Obligations or
the principal and interest received on such U.S. Government
Obligations.

            SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restrain ing or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

            SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.  The
Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of Sec tion 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10 or Article 12, respectively;

            (5) to add further Guarantees with respect to the Securities or to secure the Securities;







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            (6) to add to the covenants of the Company for the
      benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (7) to make any change that does not adversely affect the rights of any Securityholder;

            (8) to provide for the issuance and authorization of the Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities; or

            (9) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. WITH CONSENT OF HOLDERS. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each affected Securityholder, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest or any Additional Interest on any Security;

            (3) reduce the principal of or extend the Stated
      Maturity of any Security;







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            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) make any change in Article 10 or Article 12 that adversely affects the rights of any Securityholder under Article 10 or Article 12, respectively;

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

            (8) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of any Subsidiary Guarantor for the due and punctual payment of the principal of, or any Additional Interest or interest on, Securities.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the






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amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permit ted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment






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                                                                              76


of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  SUBORDINATION

            SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include Additional Interest. All provisions of this Article 10 shall be subject to Section 10.12.

            SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liqui dation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

            (2) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

            SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay the principal of, premium (if any) or interest (including Additional Interest) on, the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any






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                                                                              77


Senior Indebtedness is not paid when due in cash or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness, other than the Bank Indebtedness and the Senior Note Indebtedness, the Representative of the Bank Indebtedness and the Senior Note Indebtedness may give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

            SECTION 10.04. ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Securities is accelerated






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                                                                              78


because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

            SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

            SECTION 10.06. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

            SECTION 10.07. RELATIVE RIGHTS. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, sub ject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

            SECTION 10.08. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and






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shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capa city may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. ARTICLE 10 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as pre venting the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Secu rityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any






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holder of Senior Indebtedness of the Company or any other creditor of the
Company.

            SECTION 10.13. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent juris diction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

            SECTION 10.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknow ledge or effectuate the subordination between the Security holders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.







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            SECTION 10.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON
SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 10.17. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE 11

                              SUBSIDIARY GUARANTEES

            SECTION 11.01. SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably Guarantees, as a primary obligor and not merely as a surety, on an unsecured senior subordinated basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium (if any) and interest (including Additional Interest and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, costs, expenses, indemnities or otherwise under this Indenture, the Exchange and Registration Rights Agreement, the Purchase Agreement and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

            Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for






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nonpayment. Each Subsidiary Guarantor waives notice of any default under the
Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Exchange and Registration Rights Agreement, the Purchase Agreement, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Exchange and Registration Rights Agreement, the Purchase Agreement, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 11.02(b).

            Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

            The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full in cash of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

            The obligations of each Subsidiary Guarantor hereunder shall not to the extent permitted by law be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may






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or might in any manner or to any extent vary the risk of any Subsidiary
Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

            Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded, invalidated, or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company, the Subsidiary Guarantor (to the extent permitted by applicable law) or otherwise.

            In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations Guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

            Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

            SECTION 11.02.  LIMITATION ON LIABILITY. (a)  Any
term or provision of this Indenture to the contrary






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                                                                              84


notwithstanding, the maximum, aggregate amount of the obligations Guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby Guaranteed without rendering this Indenture, as it relates to any Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect upon the sale or other transfer
(i) by such Subsidiary Guarantor of all or substantially all of its assets or
(ii) by the Company of all of its stock or other equity interests in such Subsidiary Guarantor, to a Person that is not an Affiliate of the Company; PROVIDED, HOWEVER, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Company shall comply with its obligations under
Section 4.06.

            SECTION 11.03. SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            SECTION 11.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.







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                                                                              85


            SECTION 11.06. EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTOR SUBSIDIARIES. Each Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall Guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                   ARTICLE 12

               SUBORDINATION OF THE SUBSIDIARY GUARANTIES

            SECTION 12.01. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of a Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Subsidiary Guarantor. The Obligations with respect to a Subsidiary Guarantor shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor, and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

            SECTION 12.02. LIQUIDATION, DISSOLUTION, BANK RUPTCY. Upon any payment or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial






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                                                                              86


liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor and its properties:

            (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of any Obligations from such Subsidiary Guarantor; and

            (2) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear.

            SECTION 12.03. DEFAULT ON SENIOR INDEBTEDNESS OF A SUBSIDIARY GUARANTOR. A Subsidiary Guarantor may not pay the principal of, premium (if any) or interest (including Additional Interest) on, the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guarantee") if (i) any Senior Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due or (ii) any other default on Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that such Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause
(i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applica ble grace periods, such Subsidiary Guarantor may not pay its Guarantee for a period (a "Subsidiary Guarantor Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of written notice (a "Subsidiary Guarantor Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Subsidiary Guarantor Payment






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                                                                              87


Blockage Period and ending 179 days thereafter (or earlier if such Subsidiary Guarantor Payment Blockage Period is terminated (i) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Subsidiary Guarantor Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Subsidiary Guarantor Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume to pay its Guarantee after such Subsidiary Guarantor Payment Blockage Period, including any missed payments. Not more than one Subsidiary Guarantor Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; PROVIDED, HOWEVER, that if any Subsidiary Guarantor Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Subsidiary Guarantor other than the Bank Indebtedness and the Senior Note Indebtedness, the Representative of the Bank Indebtedness and the Senior Note Indebtedness may give another Subsidiary Guarantor Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event may the total number of days during which any Subsidiary Guarantor Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

            SECTION 12.04. DEMAND FOR PAYMENT. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11 the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

            SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the payment or distribution shall hold such payment or






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                                                                              88


distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

            SECTION 12.06. SUBROGATION. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full in cash and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this
Article 12 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Securityholders is not, as between such Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

            SECTION 12.07.  RELATIVE RIGHTS.  This Article 12
defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

            (1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to pay its Obligations to the extent set forth in Article 11; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Subsidiary Guarantor under its Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

            SECTION 12.08. SUBORDINATION MAY NOT BE IMPAIRED BY A SUBSIDIARY GUARANTOR. No right of any holder of Senior Indebtedness of a Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

            SECTION 12.09. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 12. A Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the






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                                                                              89


notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of a Subsidiary Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capa city may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRE SENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. ARTICLE 12 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure of a Subsidiary Guarantor to make a payment on any of its Obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under its Obligations. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 11.

            SECTION 12.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent juris diction in which any proceedings of the nature referred to in Section
12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other






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                                                                              90


Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Arti cle 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial deter mination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

            SECTION 12.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security author izes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of each of the Guarantor Subsidiaries as provided in this
Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF A SUBSIDIARY GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 12 or otherwise.

            SECTION 12.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF A SUBSIDIARY GUARANTOR ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.






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                                                                              91




                                   ARTICLE 13

                                  MISCELLANEOUS


            SECTION 13.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or con flicts with another provision which is required to be included in this Indenture by the TIA, the required provi sion shall control.

            SECTION 13.02. NOTICES. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to the Company:

                             24601 Center Ridge Road
                             Westlake, OH 44145


                                  Attention of:
                             Chief Financial Officer

                        if to the Trustee:

                             777 Main Street
                             CTMO/0238
                             Hartford, CT 06115





                                  Attention of:
                    Corporate Trust Administration Department
                     (TravelCenters of America, Inc. 10-1/4%
                       Senior Subordinated Notes due 2007)

            The Company or the Trustee by notice to the other may designate additional or different addresses for subse quent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a






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                                                                              92


notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condi tion;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opin ion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal






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                                                                              93


amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institu tions are not required to be open in a place of payment or receipt. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia bility. The waiver and release shall be part of the consi deration for the issue of the Securities.

            SECTION 13.11. SUCCESSORS. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    TRAVELCENTERS OF AMERICA, INC.

                                      by  /s/ James W. George
                                          -----------------------------
                                          Name: James W. George
                                          Title: Senior Vice President and
                                                 Assistant Secretary



                                    TA OPERATING CORPORATION

                                      by  /s/ James W. George
                                          -----------------------------
                                          Name: James W. George
                                          Title: Senior Vice President and
                                                 Assistant Secretary



                                    NATIONAL AUTO/TRUCKSTOPS OF
                                    AMERICA, INC.

                                      by  /s/ James W. George
                                          -----------------------------
                                          Name: James W. George
                                          Title: Senior Vice President and
                                                 Assistant Secretary



                                    FLEET NATIONAL BANK, as
                                    Trustee

                                      by  /s/ Frank McDonald
                                          -----------------------------
                                          Name: Frank McDonald
                                          Title: Vice President

                                                               EXHIBIT A







                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. /1/

                           [Private Placement Legend]


            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) IF IT IS AN INITIAL INVESTOR IN THE SECURITIES (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT THAT

--------
/1/ This paragraph should only be added if the Security is issued in global form.

HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE), AND
(B) IF IT IS A SUBSEQUENT INVESTOR IN THE SECURITIES, (1) AS SET FORTH IN (A) ABOVE AND (2) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 FOR SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (A)(4), (A)(5) OR (B)(2) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.



                         TRAVELCENTERS OF AMERICA, INC.

                    10-1/4% SENIOR SUBORDINATED NOTE DUE 2007


No. [   ]                                                   CUSIP No. [        ]
                                                                     $[        ]


            TRAVELCENTERS OF AMERICA, INC., a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum of $[ ] on April 1, 2007.

            Interest Payment Dates:  April 1 and October 1

            Record Dates:                 March 15 and September 15

            Additional provisions of this Security are set forth on the other side of this Security.


Dated:  March 27, 1997

                                    TRAVELCENTERS OF AMERICA, INC.

                                    by

                                         -----------------------
                                         Name:
                                         Title:



                                         -----------------------
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

FLEET NATIONAL BANK


  as Trustee, certifies                   [Seal]
  that this is one of
  the Securities referred
  to in the Indenture,

  by
    ---------------------------
         Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    10-1/4% Senior Subordinated Note due 2007

1.  INTEREST

            TravelCenters of America, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and the Subsidiary Guarantors will use their best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) either an Exchange Offer Registration Statement or a Shelf Registration Statement under the Exchange and Registration Rights Agreement is not filed with the Commission on or prior to 60 days after the Issue Date, (ii) either an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later than 135 days after the Issue Date, within 60 days after publication of the change in law or interpretation) or (iii) the Exchange Offer is not consummated in respect of all Securities tendered on or prior to 165 days after the Issue Date and no Shelf Registration Statement has been declared effective or a Shelf Registration Statement is filed and declared effective within 135 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later than 135 days after the Issue Date, within 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional or amended Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the

Securities constituting Transfer Restricted Securities held by such holder until
(i) either an Exchange Offer Registration Statement or a Shelf Registration Statement is filed (in the case of (i) above), (ii) either an Exchange Offer Registration statement or a Shelf Registration Statement is declared effective (in the case of (ii) above) or (iii) an Exchange Offer is consummated in respect of all Securities tendered or a Shelf Registration Statement is declared effective or again becomes effective, as the case may be (in the case of (iii) above). Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Securities" means each Initial Security until (i) the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Exchange Offer, (ii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

            The Company will pay interest and liquidated damages, if any, semiannually on April 1 and October 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 27, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  METHOD OF PAYMENT

            The Company will pay interest (except defaulted interest) on and liquidated damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.


3.  PAYING AGENT AND REGISTRAR

            Initially, FLEET NATIONAL BANK, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

            The Company issued the Securities under an Inden ture dated as of March 27, 1997 ("Indenture"), among the Company, certain of the Company's subsidiaries party thereto (collectively, the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain restrictions on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale of Capital Stock of the Restricted Subsidiaries; the creation of Secured Indebtedness; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


5. OPTIONAL REDEMPTION

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to April 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after April 1 of the years set forth below:

                                                                      Redemption
PERIOD                                                                  PRICE

2002.............................................................      105.125%
2003.............................................................      103.417%
2004.............................................................      101.708%
2005 and thereafter..............................................      100.000%


             Notwithstanding the foregoing, at any time prior to April 1, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount) of 110.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            At any time prior to April 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.


6.  NOTICE OF REDEMPTION

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  PUT PROVISIONS

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.


8.  SUBORDINATION

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid in full in cash before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture. The Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  DENOMINATIONS; TRANSFER; EXCHANGE

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  PERSONS DEEMED OWNERS

            The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provi sion may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securi ties. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make certain changes in the subordination provisions, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.


14.  DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 of the Securities, upon required repurchase, upon declaration or otherwise whether or not such payment is prohibited by Article 10; (iii) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securi ties unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in the interest of the Holders.


15.  TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi ties and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.   GOVERNING LAW

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


18.  AUTHENTICATION

            This Security shall not be valid until an author ized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  ABBREVIATIONS

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


20.  CUSIP NUMBERS

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                    TRAVELCENTERS OF AMERICA, INC.
                        24601 CENTER RIDGE ROAD
                          WESTLAKE, OH 44145

                 ATTENTION OF CHIEF FINANCIAL OFFICER

                           ASSIGNMENT FORM




To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------

Signature Guarantee:
                    ----------------------------------------
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

     CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                    TRANSFER RESTRICTED SECURITIES


This certificate relates to $          principal amount of Securities held in
                             ---------
(check applicable space)      book-entry or       definitive form by the
                         ----               -----
undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such

Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

            (1)   [ ]   to the Company; or

            (2)   [ ]   pursuant to an effective registration
                        statement under the Securities Act of
                        1933; or

            (3)   [ ]   inside the United States to a "qualified
                        institutional buyer" (as defined in
                        Rule 144A under the Securities Act of
                        1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of
                        1933; or

            (4)   [ ]   outside the United States in an offshore transaction
                        within the meaning of Regulation S under the Securities
                        Act in compliance with Rule 904 under the Securities Act of 1933; or

            (5)   [ ]   pursuant to another available exemption from
                        registration provided by Rule 144 under the Securities
                        Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                    ------------------------
                                         Signature

Signature Guarantee:

---------------------               --------------------------
Signature must be guaranteed              Signature

------------------------------------------------------------


         TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ----------------             ------------------------------
                                    NOTICE:  To be executed by
                                              an executive officer

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease     Amount of increase       Principal amount         Signature of
Exchange    in Principal           in Principal             of this Global           authorized officer
            Amount of this         Amount of this           Security following       of Trustee or
            Global Security        Global Security          such decrease or         Securities
                                                            increase)                Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or
4.08 of the Indenture, state the amount: $


Date:                         Your Signature:
      ----------------------                  --------------------------
                              (Sign exactly as your name appears
                              on the other side of the Security)


Signature Guarantee:
                     ---------------------------------------------------
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

                                                               EXHIBIT B








                       [FORM OF FACE OF EXCHANGE SECURITY]

                           [Global Securities Legend]


            UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. /2/


                    TRAVELCENTERS OF AMERICA, INC.

               10-1/4% SENIOR SUBORDINATED NOTE DUE 2007

No. [   ]                                        Cusip No. [         ]

   $[         ]

            TRAVELCENTERS OF AMERICA, INC., a Delaware corporation, promises to pay to [ ], or registered assigns, the principal sum of $ on April 1, 2007.

            Interest Payment Dates:  April 1 and October 1

            Record Dates:            March 15 and September 15


--------
/2/ This paragraph should only be added if the Security is issued in global form.

            Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                TRAVELCENTERS OF AMERICA, INC.

                                by

                                    ----------------------
                                    Name:
                                    Title:

                                    ----------------------
                                    Name:
                                    Title:


TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

FLEET NATIONAL BANK


      as Trustee, certifies         [Seal]
      that this is one of
      the Securities referred
      to in the Indenture,

      by
        -------------------------
            Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                    10-1/4% Senior Subordinated Note due 2007


1.  INTEREST

            TravelCenters of America, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 27, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  METHOD OF PAYMENT

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.


3.  PAYING AGENT AND REGISTRAR

            Initially, FLEET NATIONAL BANK, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

            The Company issued the Securities under an Indenture dated as of March 27, 1997 ("Indenture"), among the Company, certain of the Company's subsidiaries party thereto (collectively, the "Subsidiary Guarantors") and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain restrictions on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries; the payment of dividends on, and redemption of, Capital Stock of the Company and its Restricted Subsidiaries and the redemption of certain Subordinated Obligations of the Company and its Restricted Subsidiaries; Investments; sales of assets and Restricted Subsidiary Capital Stock; certain transactions with Affiliates of the Company; the sale of Capital Stock of the Restricted Subsidiaries; the creation of Secured Indebtedness; the lines of business in which the Company and its Restricted Subsidiaries may operate; Sale/Leaseback Transactions and consolidations, mergers and transfers of all or substantially all of the Company's assets. In addition, the Indenture prohibits certain restrictions on distributions and dividends from Restricted Subsidiaries.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


5.  OPTIONAL REDEMPTION

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to April 1, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after April 1 of the years set forth below:

                                                                     Redemption
PERIOD                                                                 PRICE

2002...........................................................       105.125%
2003...........................................................       103.417%
2004...........................................................       101.708%
2005 and thereafter............................................       100.000%


          Notwithstanding the foregoing, at any time prior to April 1, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.25% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

            At any time prior to April 1, 2002, the Securities may be redeemed, in whole or in part, at the option of the Company within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.


6.  NOTICE OF REDEMPTION

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  PUT PROVISIONS

            Upon a Change of Control, unless the Company has elected to redeem the Securities pursuant to paragraph 5, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to purchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.


8.  SUBORDINATION

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid in full in cash before the Securities may be paid. In addition, each Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor, as defined in the Indenture. The Company and each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  DENOMINATIONS; TRANSFER; EXCHANGE

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  PERSONS DEEMED OWNERS

            The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


12.  DISCHARGE AND DEFEASANCE

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  AMENDMENT, WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make certain changes in the subordination provisions, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase, upon declaration or otherwise whether or not such payment is prohibited by Article 10; (iii) failure by the Company or any Subsidiary

Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $5,000,000; (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $5,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; and (vii) a Subsidiary Guaranty ceasing to be in full force and effect (other than in accordance with its terms). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in the interest of the Holders.


15.  TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  NO RECOURSE AGAINST OTHERS

            A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or a Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.   GOVERNING LAW

            THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


18.  AUTHENTICATION

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  ABBREVIATIONS

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                         TRAVELCENTERS OF AMERICA, INC.
                             24601 CENTER RIDGE ROAD
                               WESTLAKE, OH 44145

                      ATTENTION OF CHIEF FINANCIAL OFFICER

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:

I or we assign and transfer this Security to


      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                  Your Signature:
      ----------------                 ---------------------

Signature Guarantee:
                    ----------------------------------------
                        (Signature must be guaranteed by a
                  participant in a recognized signature
                        guarantee medallion program)

------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:


Date of     Amount of decrease     Amount of increase       Principal amount         Signature of
Exchange    in Principal           in Principal             of this Global           authorized officer
            Amount of this         Amount of this           Security following       of Trustee or
            Global Security        Global Security          such decrease or         Securities
                                                            increase)                Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                       [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or
4.08 of the Indenture, state the amount: $


Date:                         Your Signature:
      ----------------------                  ----------------------------
                              (Sign exactly as your name appears
                              on the other side of the Security)


Signature Guarantee:
                     -----------------------------------------------------
                        (Signature must be guaranteed by a
                        participant in a recognized signature
                        guarantee medallion program)

                                                               EXHIBIT C








                      [FORM OF CERTIFICATE TO BE DELIVERED
                     IN CONNECTION WITH TRANSFERS TO NON-QIB
                       INSTITUTIONAL ACCREDITED INVESTORS]

                       Transferee Letter of Representation



TravelCenters of America, Inc.
c/o Fleet National Bank
777 Main Street
CTMO/0238
Hartford, CT 06115
Attention of:  Corporation Trust
               Administration Department



Dear Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount of the 10-1/4% Senior Subordinated Notes due 2007 (the "Securities") of TravelCenters of America, Inc. (the "Company").

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

            Name:
                  -----------------------------------

            Address:
                     --------------------------------

            Taxpayer ID Number:
                                ---------------------

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities laws. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Securities have not been registered under the Securities Act or any other applicable securities law and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities not to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) if it is an initial investor in the Securities (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to an exemption from registration under the Securities Act provided by Rule 144A thereunder (if available), and (ii) if it is a subsequent investor in the Securities, (a) as set forth in (i) above or (b) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a transaction involving a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause
(ii)(b) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Securities pursuant to clauses (i)(d), (i)(e), or (ii)(b) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

            2. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

            3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                Very truly yours,


                                    ----------------------------
                                    By:    (Name of Purchaser)
                                    Date:



Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:


                                                             TAXPAYER ID
NAME                             ADDRESS                       NUMBER:
----                             -------                       -------

                                                               EXHIBIT D








                     FORM OF SUPPLEMENTAL INDENTURE


                        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
                  dated as of , among [NEW SUBSIDIARY GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of TravelCenters of America, Inc. (or its successor), a Delaware corporation (the "Company"), THE COMPANY, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and FLEET NATIONAL BANK, a national banking association, as trustee under the indenture referred to below (the "Trustee").


                          W I T N E S S E T H :


            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of March 27, 1997, providing for the issuance of an aggregate principal amount of $125,000,000 of 10-1/4% Senior Subordinated Notes due 2007 (the "Securities");

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;


            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to Guarantee the Company's obligations under the Securities on the term and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

            3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   [NEW SUBSIDIARY GUARANTOR],

                                     by
                                       -----------------------------
                                       Name:
                                       Title:


                                   TRAVELCENTERS OF AMERICA, INC. on
                                   behalf of itself and the Existing
                                   Subsidiary Guarantors,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:


                                   FLEET NATIONAL BANK
                                   as Trustee,

                                     by
                                       -----------------------------
                                       Name:
                                       Title:

                                                               EXHIBIT E






                  [FORM OF CERTIFICATE TO BE DELIVERED
                  UPON TERMINATION OF RESTRICTED PERIOD]


                        On or after May 5, 1997

TravelCenters of America, Inc.
c/o Fleet National Bank
777 Main Street
CTMO/0238
Hartford, CT 06115


Attention:  Corporate Trust Administration Department

            Re:   TravelCenters of America, Inc. (the
                  "Company") 10-1/4% Senior Subordinated Notes
                  due 2007    (the "Initial Securities") and
                  Series B Senior Subordinated Notes due 2007
                  (the "Exchange Securities" and, together with THE INITIAL SECURITIES, THE "SECURITIES")

Ladies and Gentlemen:

            This letter relates to Securities represented by a temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.01 of the Indenture dated as of March 27, 1997 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of $[ ] principal amount of Initial Securities represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Initial Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Initial Securities represented by the Temporary Certificate, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                 Very truly yours,


                 [Name of Holder]


                 By:
                    -------------------------------------------
                              Authorized Signature

                                                               EXHIBIT F








                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


Fleet National Bank
777 Main Street
CTMO/0238
Hartford, CT 06115
Attention:  Corporate Trust Administration
              Department


[date]

            Re:   TravelCenters of America, Inc. (the
                  "Company") 10-1/4% Senior Subordinated Notes due 2007 (the "Securities")


Ladies and Gentlemen:

            In connection with our proposed sale of $        aggregate principal
                                                     -------
amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                              Very truly yours,


                              ------------------------------
                                    [Name of Transferor]

                              By:
                              ------------------------------
                                    Authorized Signature

                                                               EXHIBIT G





                      [Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S]


                                     [date]


Fleet National Bank
777 Main Street
CTMO/0238
Hartford, CT 06115


Attention:  Corporate Trust Administration Department


            Re:   TravelCenters of America, Inc. (the
                  "Company") 10-1/4% Senior Subordinated Notes due 2007 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $         aggregate
                                                     --------
principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Securities was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                           By:
                              -----------------------
                              Authorized Signature